                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                           Versus Technology, Inc.
 ................................................................................

                (Name of Registrant as Specified In Its Charter)


 ................................................................................

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     1)  Title of each class of securities to which transaction applies:
     ...........................................................................

     2)  Aggregate number of securities to which transaction applies:
     ...........................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ...........................................................................

     4)  Proposed maximum aggregate value of transaction:
     ...........................................................................

     5)  Total fee paid:
     ...........................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     ..........................................................
     2)  Form, Schedule or Registration Statement No.:
     ..........................................................
     3)  Filing Party:
     ..........................................................
     4)  Date Filed:
     ..........................................................

                            VERSUS TECHNOLOGY, INC.
                             A DELAWARE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 1998

TO THE STOCKHOLDERS OF VERSUS TECHNOLOGY, INC.

     The Annual Meeting of the Stockholders of VERSUS TECHNOLOGY, INC. (the "Company") will be held at the corporate headquarters of the Company, 2600 Miller Creek Road, Traverse City, Michigan 49684, on Friday, April 24, 1998, at 10:00 a.m. E.D.T. for the following purposes:

     (1) To elect three (3) directors of the Company to serve until the next succeeding Annual Meeting of Stockholders and until their successors have been elected and have qualified.

     (2) To consider and act upon a proposal to amend Article 4 of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from fifty million (50,000,000) to seventy-five million (75,000,000).

     (3) To consider and act upon a proposal to amend Article 4 of the Company's Certificate of Incorporation to create and authorize fifteen million (15,000,000) shares of Preferred Stock.

     (4) To transact such other business as may properly come before the meeting or any adjournments.

     Only Stockholders of record at the close of business on the 10th day of March, 1998, are entitled to notice of and to vote at this meeting.

     The Company's 1997 Annual Report to Stockholders is enclosed.

     PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

                                          By Order of the Board of Directors
                                          Andrea Beadle, Corporate Secretary

March 19, 1998

                            VERSUS TECHNOLOGY, INC.

                            CORPORATE HEADQUARTERS:

                             2600 MILLER CREEK ROAD
                         TRAVERSE CITY, MICHIGAN 49684
                        TELEPHONE NUMBER: (616) 946-5868

                                PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished to the Stockholders of Versus Technology, Inc. ("Versus" or the "Company") in connection with the solicitation of proxies by order of the Board of Directors of the Company for the Annual Meeting of Stockholders to be held on April 24, 1998, at 10:00 a.m., Eastern Daylight Time, at the corporate headquarters of the Company, 2600 Miller Creek Road, Traverse City, Michigan 49684, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The approximate date on which this Proxy Statement, the enclosed Proxy and the Company's 1997 Annual Report to Stockholders will be first sent or given to Stockholders is March 19, 1998.

     The enclosed Proxy is being solicited on behalf of the Board of Directors of the Company and all costs of solicitation will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, Form of Proxy, Proxy Statement and Annual Report, which are herein enclosed. The solicitation will be conducted principally by mail, although Directors, officers and regular employees of the Company may solicit Proxies personally or by telephone or facsimile. Such persons will not receive special compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals, and the Company will reimburse such persons for their reasonable expenses in so doing.

     You are requested to mark, sign and complete the accompanying Proxy and return it in the envelope provided. Proxies in such form, if duly signed and received in time for the voting, will be voted in accordance with the directions of each Stockholder. The proxy holders identified on the Proxy have been selected by the Board of Directors. The proxy holders shall have the discretionary authority to vote for the election of Directors and distribute such votes among the nominees standing for election (except as otherwise instructed by a Stockholder in the accompanying Proxy) and on any other matters that may properly come before the Annual Meeting of Stockholders.

     If the enclosed Proxy is executed and returned, it may, nevertheless, be revoked at any time before it has been exercised upon written notice to the Secretary of the Company. The Proxy shall also be deemed revoked if a Stockholder is present at the Meeting and elects to vote in person.

     Each holder of the Company's common stock, par value $.01 (the "Common Stock") at the close of business on March 10, 1998 (the "Record Date"), is entitled to one vote per share on each matter that comes before the meeting. With respect to the election of Directors, a vote of a plurality of the number of shares voting is required for election. With respect to each amendment of the Company's Certificate of Incorporation, a majority of the outstanding shares entitled to vote is required for approval of the amendment. Abstentions will be counted as votes cast, but Proxies submitted by brokers with a "not voted" direction will not be counted as votes cast with respect to each matter to be voted upon where such instruction is given.

     At the close of business on March 10, 1998, there were outstanding 38,362,875 shares of Common Stock, the only class of stock outstanding.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to the Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by any person who, as of March 10, 1998, to the knowledge of the Board of Directors of the Company, owned beneficially more than 5% of the outstanding Common Stock of the Company, the only class authorized:

                                                                     AMOUNT AND         PERCENTAGE
                                                                     NATURE OF           OF CLASS
             NAME & ADDRESS OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP    OUTSTANDING
             ----------------------------------                 --------------------    -----------
Gary T. Gaisser.............................................         6,250,123(1)          16.1%
c/o Versus Technology, Inc.
2600 Miller Creek Road
Traverse City, MI 49684
Anthony Low-Beer............................................         6,261,000(2)          16.3%
c/o Mitchell Securities
100 Park Avenue
New York, NY 10017
William Harris Investors....................................         3,025,000(3)           7.9%
2 North LaSalle Street, Suite 400
Chicago, IL 60602

-------------------------
(1) This total includes 250,000 shares that became acquirable by Mr. Gaisser on December 4, 1996, and an additional 250,000 shares that became acquirable by Mr. Gaisser on December 4, 1997, upon exercise of an outstanding option issued by the Company. See "Executive Compensation" and "Certain Relationships and Related Transactions" below.

(2) As reported on Schedule 13D filed November 19, 1997. Of these shares, 2,921,000 are held in managed accounts over which Mr. Low-Beer shares dispositive power.

(3) As reported on Schedule 13G filed February 3, 1997, as adjusted for a subsequent acquisition.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 10, 1998, the beneficial ownership of the Company's Common Stock by all Directors, nominees and named executive officers of and by all the Directors, nominees and executive officers of the Company as a group:

                                                    POSITION(S)           APPROXIMATE NUMBER
                                                     WITH THE              OF COMMON SHARES       PERCENT OF
         NAME OF BENEFICIAL OWNER                   COMPANY(1)           BENEFICIALLY OWNED(1)      CLASS
         ------------------------                   -----------          ---------------------    ----------
Gary T. Gaisser...........................    President,                       6,250,123(2)          16.1%
                                              Chief Executive Officer
                                              and Director
Julian C. Schroeder.......................    Director                           552,582(3)           1.4%
Elliot G. Eisenberg.......................    Director                         1,688,192(4)           4.4%
Samuel Davis..............................    Director                           490,000(5)           1.3%
All executive officers and directors as a
  group (7 persons).......................                                     9,157,157(6)          23.3%

-------------------------
(1) Each director has sole voting and investment power as to all shares reflected as beneficially owned by him, except as otherwise noted. Messrs. Gaisser, Schroeder, Eisenberg and Davis are all of the Company's present Directors.

(2) This total includes 250,000 shares that became acquirable by Mr. Gaisser on December 4, 1996, and an additional 250,000 shares that became acquirable by Mr. Gaisser on December 4, 1997, upon exercise of an outstanding option issued by the Company. See "Executive Compensation" and "Certain Relationships and Related Transactions" below.

(3) This total includes 50,000 shares currently acquirable under the terms of warrants issued by the Company to Mr. Schroeder and 167,582 shares currently acquirable under the terms of warrants allocated by BDS Holdings, L.L.C., an affiliate of BDS Securities, L.L.C., to its members, including Mr. Schroeder. See "Certain Relationships and Related Transactions" below.

(4) This total includes 100,000 shares currently acquirable under the terms of warrants issued by the Company to Mr. Eisenberg and 57,464 shares currently acquirable under terms of warrants allocated by BDS Holdings, L.L.C., an affiliate of BDS Securities, L.L.C., to its members, including Mr. Eisenberg. See "Certain Relationships and Related Transactions" below.

(5) This total includes 100,000 shares that become acquirable on May 1, 1998, by Mr. Davis upon exercise of an outstanding option issued by the Company. See "Executive Compensation" below.

(6) This total includes 975,046 shares acquirable currently or within sixty days under outstanding warrants and options.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     The Stockholders are being asked to elect three Directors, who will comprise the entire Board of Directors of the Company, to serve for the ensuing year and until their successors are duly elected and qualified. The nominees are all current members of the Board of Directors who were elected by the Stockholders at the previous Annual Meeting of Stockholders, except for Mr. Davis, who was appointed in August of 1997. In the event that any nominee for Director should become unavailable, which event the Board of Directors does not anticipate, it is intended that votes will be cast pursuant to the enclosed Proxy for such substitute nominee as may be nominated by the Board of Directors, unless otherwise indicated by the Stockholder on the Proxy.

     The Board has established a Compensation Committee, presently consisting of Mr. Davis and Mr. Schroeder, which administers the Company's stock option plans and reviews employee compensation and benefits. The Compensation Committee met one time during the fiscal year ended October 31, 1997.

     The Board also established an Audit Committee, presently consisting of Mr. Schroeder and Mr. Davis. The Audit Committee meets with the Company's officers and the independent auditors to review the Company's annual audit and financial statements. The Audit Committee met one time during the fiscal year ended October 31, 1997.

     The Board has not established a separate nominating committee as nominations are considered and made by the Board as a whole. The Board will consider nominees for the Board of Directors recommended by Stockholders. Stockholders desiring to make such recommendations should write directly to the Board at the Company's executive offices at 2600 Miller Creek Road, Traverse City, Michigan 49684.

     The Board of Directors met six times during the fiscal year ended October 31, 1997. During that fiscal year, each of the incumbent Directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period for which he has been a Director and (2) the total number of meetings held by all Committees of the Board on which he served during the period that he served.

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

     The Board of Directors presently consists of Gary T. Gaisser, Julian C. Schroeder, Elliot G. Eisenberg and Samuel Davis. The Board has nominated Messrs. Gaisser, Schroeder and Davis to serve on the Board for a term of one year or until their successors are elected and shall qualify. Elliot G. Eisenberg, presently a Director of the Company, is not a nominee for re-election, as Mr. Eisenberg has requested to retire from the Board of Directors upon completion of his term on the date of the Annual Meeting of Stockholders.

     The following information is furnished with respect to the nominees for Directors of the Company:

            MANAGEMENT                AGE            POSITION(S) WITH THE COMPANY
            ----------                ---            ----------------------------
Gary T. Gaisser...................    46     Director, President and Chief Executive
                                             Officer
Julian C. Schroeder...............    50     Director
Samuel Davis......................    66     Director

     Gary T. Gaisser has served as President and Chief Executive Officer of the Company since January, 1995, and has served as a Director of the Company since April, 1995. Prior to that, he was President of Olmsted Engineering Co. ("Olmsted"), now a wholly owned subsidiary of the Company. Mr. Gaisser had been with Olmsted since 1988.

     Julian C. Schroeder has served as a Director of the Company since August, 1994. As of March, 1997, Mr. Schroeder became a financial analyst with Schroder & Co. Inc. He previously served with BDS Securities, L.L.C. (a registered broker-dealer) and its predecessor, BDS Securities Corporation, since 1989, and from 1995 to March, 1997, served as its President. Mr. Schroeder is also a Director of Optical Coating Laboratories, a manufacturer of thin-film products.

     Samuel Davis has served as a Director of the Company since August, 1997. He is a Senior Director of Delta Consulting Group, Inc. specializing in the management of strategic organizational change and has served in this position since 1990. Mr. Davis is a Clinical Professor at the School of Public Health at Columbia University and is a distinguished Service Professor at Mount Sinai School of Medicine. Mr. Davis is the former President and CEO of the Mount Sinai Hospital in New York City.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ELECTION OF GARY T. GAISSER, JULIAN C. SCHROEDER AND SAMUEL DAVIS.

     There is no family relationship between any officers or directors nor are there any understandings among any officers or directors and any other person(s) pursuant to which any such officer or director was or is to be selected as such.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation paid to the Chief Executive Officer of the Company during the fiscal years ended October 31, 1997, 1996 and 1995. There were no other executive officers of the Company who received combined salary and bonuses for the periods presented equaling or exceeding $100,000.

SUMMARY COMPENSATION TABLE

                                                                   ANNUAL                        LONG-TERM
                                                                COMPENSATION                   COMPENSATION
                                                              -----------------                -------------
        NAME AND PRINCIPAL POSITION            FISCAL YEAR     SALARY     BONUS    OTHER       OPTION AWARDS
        ---------------------------            -----------     ------     -----    -----       -------------
Gary T. Gaisser............................       1997        $134,500     $--     $200(1)              --
  President, Chief Executive Officer              1996          78,000     $--      400(2)       1,000,000
  and Director                                    1995          52,000      --       --                 --

-------------------------
(1) Represents two meetings of Directors at $100 per meeting during fiscal 1997. The Directors voted to forego the fee for the October 31, 1997, meeting and all future meetings.

(2) Represents $100 per meeting of Directors held during fiscal 1996.

OPTION AWARDS

     The options to purchase 1,000,000 shares, granted to Mr. Gaisser in 1996, are exercisable at $.375 a share, the fair value of the stock at grant date. Twenty-five percent of these options became exercisable on December 4, 1996, and an additional twenty-five percent become exercisable on each subsequent anniversary thereof. The options expire on June 4, 2001. Mr. Gaisser has exercised no options. These options had an estimated value of $656,000 at October 31, 1997, based upon the difference between the option exercise price and the fair market value of the Company's Common Stock at October 31, 1997. No options were exercised by any executive officer in fiscal 1997.

EMPLOYMENT AGREEMENT

     As of July 1, 1996, the Company and Mr. Gaisser entered into an Employment Agreement for a term of six years. Mr. Gaisser is employed at an initial base salary of $130,000 per year and receives a 10% annual increase during the term of the Employment Agreement. Mr. Gaisser is entitled to such further increases as shall be determined by the Board of Directors and is entitled to participate in other compensation and benefit plans of the Company.

     This Employment Agreement may be terminated by the Company for "just cause," which is defined as "willful misconduct, embezzlement, conviction of a felony, habitual drunkenness or excessive absenteeism not related to illness." The Employment Agreement provides that if Mr. Gaisser is not elected or appointed as President and Chief Executive Officer or as a member of the Board of Directors, is removed from any such office, the ownership and control of the Company changes, or if the principal place of the business is changed to a location more than 20 miles from Traverse City, Michigan without Mr. Gaisser's consent, then Mr. Gaisser may give notice of termination, effective at the end of the month in which notice is given. In addition, if Mr. Gaisser concludes that because of changes in the composition in the Board of Directors or material changes in its policies because of other events or occurrences of material fact, he feels he can no longer properly and effectively discharge his responsibilities, then Mr. Gaisser may resign from his position upon the giving of sixty (60) days' prior written notice. In each case, such resignation shall be deemed constructive termination of Mr. Gaisser's employment by the Company, and Mr. Gaisser shall be entitled to payment of the remaining amounts payable to him under the Employment Agreement without any requirement of mitigation of damages.

     Except in the event of constructive termination, Mr. Gaisser has agreed that during the term of the Employment Agreement and for two years thereafter, he is not to compete with the Company. Upon any termination, Mr. Gaisser has agreed not to disclose the Company's confidential information or to solicit any employee of the Company for a two-year period.

COMPENSATION OF DIRECTORS

     Previously, each Director of the Company received a basic fee of 15,000 shares of the Company's Common Stock annually for service on the Board, plus a $100 per meeting attendance fee. The Company's by-laws provide that Directors may be compensated as the Board of Directors may from time to time determine, and be reimbursed for the reasonable expenses incurred in connection with the performance of their duties. At its October 31, 1997 meeting, the Board unanimously agreed to alter the compensation arrangements. The $100 per meeting attendance fee was eliminated and each outside Director was awarded 30,000 shares of the Company's Common Stock annually for service on the Board. Inside Directors (i.e., those employed by the Company) continue to receive 15,000 shares annually. Also at its October 31, 1997 meeting, the Board awarded Samuel Davis a five-year option to purchase 100,000 shares of the Company's Common Stock at $1.031 per share, the market value at the date of the grant.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 26, 1996, Olmsted was acquired by the Company in exchange for 6,379,889 shares of the Company's Common Stock and cash of $65,000. Pursuant to the acquisition, Gary T. Gaisser, the President, Chief Executive Officer and a Director of the Company, and the controlling stockholder of Olmsted, received 5,705,123 shares of the Company's Common Stock in exchange for his ownership interest in Olmsted.

     Olmsted had been the principal consultant to the Company in relation to the IR Locating System. On April 20, 1995, the Company entered into a Consulting Agreement with Olmsted. The Agreement was for a one-year period from April 20, 1995 to April 20, 1996. Effective November 1, 1995, the Agreement was amended. Under the Agreement and until the consummation of the acquisition, Olmsted received an annual fee of $144,000 payable monthly as well as a fee at an hourly rate for man-hours in excess of a fixed number of hours each month.

     In addition to programming and engineering services and related materials, Olmsted provided business planning services and related materials, and operating facilities for a period of time in fiscal 1996, until the Company moved to new facilities in December, 1996. The total Olmsted billings to Versus during 1996 for these services prior to the acquisition totaled $755,000.

     The Company believes that services provided by Olmsted were negotiated at arms length at the fair market value of goods and services received.

     As of August 26, 1996, the Company completed a private placement of 11,335,000 shares of its Common Stock at $.50 per share. At that time Julian C. Schroeder was the President, and Elliot G. Eisenberg was Vice President, of BDS Securities, L.L.C., the placement agent for this private placement. In connection with this private placement, BDS Securities, L.L.C. received a placement fee of $396,725 together with five-year warrants to purchase 396,725 shares of the Company's Common Stock at $.50 per share. A portion of these warrants were allocated to Messrs. Schroeder and Eisenberg as of July 21, 1997.

     As of September 29, 1995, the Company completed a private placement for 14,674,917 shares of its Common Stock at $.20 per share. At that time, Julian C. Schroeder was the President, and Elliot G. Eisenberg was Vice President, of BDS Securities, L.L.C., the placement agent for this private placement. In connection with this private placement, BDS Securities, L.L.C. received a placement fee of $205,449 together with five-year warrants to purchase 1,027,244 shares of the Company's Common Stock at $.20 per share. A portion of these warrants were allocated to Messrs. Schroeder and Eisenberg as of July 21, 1997.

     In December, 1996, the Company moved its principal operating facilities to a building that is owned by Traverse Software Investment, LLC ("TSI"), a limited liability company controlled by Gary T. Gaisser, the President, Chief Executive Officer and a Director, of the Company. Versus and Olmsted are obligated under two separate five-year lease agreements, which initially required aggregate total annual rents of $111,000, increasing 4% annually after the first year.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon a review of Forms 3 and 4 furnished to the Company pursuant to Rule 16a-3(e) and written statements from Directors and Executive Officers that no report on Form 5 is due, no reporting person failed to file reports required under Section 16(a) of the Securities and Exchange Act of 1934 with respect to the Company's securities, except that a Form 3 was filed late with respect to Mr. Davis' initial ownership of shares.

                                  PROPOSAL TWO

           AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

DESCRIPTION OF THE AMENDMENT

     At the Annual Meeting, the Stockholders of the Company are being asked to consider and act upon a proposal to approve an amendment (the "Common Stock Amendment") to Article 4 of the Company's Certificate of Incorporation which would increase the number of authorized shares of Common Stock from fifty million (50,000,000) to seventy-five million (75,000,000).

     If the Common Stock Amendment is adopted by the Stockholders, the Board intends to prepare and file a Certificate of Amendment to the Certificate of Incorporation of the Company. The Common Stock Amendment will be effective immediately upon acceptance of filing by the Secretary of State of Delaware. Although the Board presently intends to file the Certificate of Amendment if the Common Stock Amendment is approved by the Stockholders, the resolution of Stockholders will reserve to the Board the right to defer or abandon the Common Stock Amendment and not file such Certificate of Amendment even if the Common Stock Amendment is approved by the Stockholders.

REASONS FOR THE COMMON STOCK AMENDMENT

     In reviewing the Company's capital structure and possible alternatives for the future, management, after consultation with the Company's financial and outside legal advisors, determined that the number of shares of the Company's Common Stock should be increased to provide the Company with additional capital-raising flexibility and to meet general corporate needs, and management determined to present to the Board of Directors a proposal to increase the number of authorized shares of Common Stock.

     At its regular meeting on December 15, 1997, the Board of Directors considered the proposal to increase the number of authorized shares of Common Stock. After discussion of the Common Stock Amendment's likely benefits and possible disadvantages, the Board authorized adoption of the Common Stock Amendment and authorized management to file with the SEC preliminary proxy materials describing the Common Stock Amendment.

     The Company's Certificate of Incorporation, as amended, presently authorizes 50,000,000 shares of Common Stock. As of March 10, 1998, 38,362,875 shares of Common Stock were issued and outstanding and an additional 4,473,075 shares are reserved for issuance under outstanding options and warrants and the 1996 Incentive Restricted Stock Bonus Plan. The Common Stock Amendment would increase the total authorized number of shares of Common Stock from 50,000,000 to 75,000,000. Thus, upon implementation of the Common Stock Amendment, 32,164,050 shares of Common Stock would be available for issuance from time to time for any proper corporate purpose, including stock splits, stock dividends, acquisitions, stock option plans, funding of employee benefit plans and public and private equity offerings. No further action or authorization by the Stockholders would be necessary prior to issuance of the additional shares of Common Stock authorized pursuant to the Common Stock Amendment unless applicable laws or regulations would require such approval in a given instance.

     The Board of Directors of the Company believes that it is desirable to have the additional authorized shares of Common Stock available for possible future financing and acquisition transactions and other general corporate purposes. Having additional authorized shares of Common Stock available for issuance in the future will give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a Special Stockholders' Meeting. The Company does not presently have any agreement, understanding, arrangement or plans that would result in the issuance of any of the additional shares of Common Stock to be authorized. The Company's Certificate of Incorporation, as amended, presently permits the holders of a majority of the outstanding shares of Common Stock to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

     The authorization of additional shares of Common Stock would also allow the Company to issue Common Stock or rights to purchase Common Stock on an expedited basis, thus diluting the stock ownership of any person or persons seeking to obtain control of the Company. Therefore, although the Company is not currently aware of any specific effort or intention to accumulate the Company's Common Stock or to obtain control of the Company, the authorization of additional shares of Common Stock may make a takeover of the Company more difficult.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Common Stock Amendment. Abstentions and Broker Non-Votes will have the effect of votes against the Common Stock Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMMON STOCK AMENDMENT.

                                 PROPOSAL THREE

           AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO AUTHORIZE
                      15,000,000 SHARES OF PREFERRED STOCK

DESCRIPTION OF THE AMENDMENT

     At the Annual Meeting, the Stockholders of the Company are being asked to consider and act upon a proposal to approve an amendment (the "Preferred Stock Amendment") to Article 4 of the Company's Certificate of Incorporation which would create and authorize 15,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock") of the Company.

     If the Preferred Stock Amendment is adopted by the Stockholders, the Board intends to prepare and file a Certificate of Amendment to the Certificate of Incorporation of the Company. The Preferred Stock

Amendment will be effective immediately upon acceptance of filing by the Secretary of State of Delaware. Although the Board presently intends to file the Certificate of Amendment if the Preferred Stock Amendment is approved by the Stockholders, the resolution of Stockholders will reserve to the Board the right to defer or abandon the Preferred Stock Amendment and not file such Certificate of Amendment even if the Preferred Stock Amendment is approved by the Stockholders.

REASONS FOR THE PREFERRED STOCK AMENDMENT

     The Company's Certificate of Incorporation, as amended, does not currently authorize the issuance by the Company of any shares of Preferred Stock. In reviewing the Company's capital structure and possible alternatives for the future, management, after consultation with the Company's financial and outside legal advisors, determined that the Company should authorize Preferred Stock for future issuance in order to provide the Company with additional capital-raising flexibility and to meet general corporate needs, and management determined to present to the Board of Directors a proposal to create and authorize Preferred Stock.

     By unanimous resolution dated February 10, 1998, the Board of Directors authorized adoption of the Preferred Stock Amendment and authorized management to file with the SEC preliminary proxy materials describing the Preferred Stock Amendment.

     Upon implementation of the Preferred Stock Amendment, 15,000,000 shares of Preferred Stock would be available for issuance from time to time for any proper corporate purpose, including stock splits, stock dividends, acquisitions, stock option plans, funding of employee benefit plans and public and private equity offerings. No further action or authorization by the Stockholders would be necessary prior to issuance of the Preferred Stock authorized pursuant to the Preferred Stock Amendment unless applicable laws or regulations would require such approval in a given instance. The Board of Directors would be authorized to issue Preferred Stock from time to time in one or more series or classes, and to fix by resolution the designations, relative rights, preferences and limitations of each such series or class. Each series or class of Preferred Stock could, as determined by the Board at the time of issuance, rank, with respect to dividends, sinking fund provisions and conversion, voting, redemption and liquidation rights, senior to the Common Stock.

     The Board of Directors of the Company believes that it is desirable to have authorized shares of Preferred Stock available for possible future financing and acquisition transactions and other general corporate purposes. Having authorized shares of Preferred Stock available for issuance in the future will give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a Special Stockholders' Meeting. The Company does not presently have any agreement, understanding, arrangement or plans that would result in the issuance of any shares of Preferred Stock to be authorized. The Company's Certificate of Incorporation, as amended, presently permits the holders of a majority of the outstanding shares of Common Stock to amend the Certificate of Incorporation to create authorized shares of Preferred Stock.

     It is not possible to state the precise effects of the authorization of shares of Preferred Stock upon the rights of the holders of the Company's Common Stock until the Board determines the respective preferences, limitations and relative rights of the holders of each class or series of the Preferred Stock. However, such effects might include: (a) reduction of the amount otherwise available for payment of dividends on the Common Stock; (b) restrictions on dividends on the Common Stock; (c) dilution of the voting power of the Common Stock to the extent that the Preferred Stock had voting rights; (d) conversion of the Preferred Stock into Common Stock at such prices as the Board determines, which could include issuance at below the fair market value or original issue price of the Common Stock; and (e) the holders of the Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Stock.

     Although the Board would authorize the issuance of Preferred Stock based on its judgment as to the best interests of the Company and its Stockholders, the issuance of authorized Preferred Stock could have the effect of diluting the voting power per share and could have the effect of diluting the book value per share of the outstanding Common Stock. In addition, the issuance of shares of Preferred Stock could, in certain instances, render more difficult or discourage a merger, tender offer or proxy contest and thus potentially have an "anti-takeover" effect, especially if Preferred Stock were issued in response to a potential takeover by diluting the stock ownership of persons seeking to obtain control of the Company. In addition, additional issuances of authorized Preferred Stock can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of the Company more difficult or more costly. Such an issuance could deter the types of transactions that may be proposed or could discourage or limit the Stockholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the Stockholders, and could enhance the ability of officers and Directors to retain their positions. Although the Company is not currently aware of any specific effort or intention to accumulate the Company's Common Stock or to obtain control of the Company, the authorization of Preferred Stock may make a takeover of the Company more difficult.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Preferred Stock Amendment. Abstentions and Broker non-Votes will have the effect of votes against the Preferred Stock Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PREFERRED STOCK AMENDMENT.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected BDO Seidman, LLP as the independent certified public accountants to the Company for the fiscal year ending October 31, 1998. The Company has been informed that neither BDO Seidman, LLP, nor any of its partners, has any direct financial interest or any material indirect financial interest in the Company or its subsidiary, nor has any of its partners acted in the capacity of promoter, underwriter, voting trustee, director, officer or employee of the Company.

     The Company has been advised by BDO Seidman, LLP that representatives of that firm are expected to be present at the Annual Meeting of Stockholders. These representatives will have the opportunity to make a statement, if they so desire, and will also be available to respond to appropriate questions from Stockholders.

                                 OTHER MATTERS

     The Board of Directors is not aware at present of any other matters which will or may come before the Annual Meeting of Stockholders and which will require a vote of the Stockholders. However, if any additional matters are properly presented at the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their judgment on such matters.

                   DEADLINE FOR FILING STOCKHOLDER PROPOSALS
                          FOR THE 1999 ANNUAL MEETING

     The date by which proposals of Stockholders intended to be presented at the Company's 1999 Annual Meeting (and in the Proxy Statement and Proxy relating to that meeting) must be presented to the Company is November 8, 1998.

                                          By Order of the Board of Directors
                                          Andrea Beadle, Corporate Secretary

                           VERSUS TECHNOLOGY, INC.


                            2600 Miller Creek Road
                        Traverse City, Michigan 49684


PROXY SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned hereby appoints and constitutes Gary T. Gaisser and Julian C. Schroeder and each of them, attorneys and proxies for the undersigned, with full power of substitution to vote as if the undersigned were personally present at the Annual Meeting of the Stockholders of Versus Technology, Inc. (the "Company") to be held at the corporate headquarters of the Company, 2600 Miller Creek Road, Traverse City, Michigan 49684, on Friday, April 24, 1998, at 10:00 a.m., Eastern Daylight Time, and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as follows upon the following matters, which are described more fully in the accompanying Proxy
Statement:

               (continued, and to be signed, on the other side)


Please mark, date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Stockholders VERSUS TECHNOLOGY, INC. April 24, 1998


                               (see other side)


A /X/ Please mark your votes as in this example.

I authorize and instruct my Proxy to:

1. [ ] VOTE FOR all nominees for the Company's Board of Directors listed at right;

                                                                Nominees:
                                                                --------
                                                             Gary T. Gaisser
                                                             Julian C. Schroeder
                                                             Samuel Davis


     except that I WITHHOLD AUTHORITY for the following nominees (if any)______________________________________________________________________
     __________________________________________________________________________


     [ ] VOTE WITHHELD from all nominees

2. VOTE with respect to the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 75,000,000 as follows:

     [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

3. VOTE with respect to the approval of an amendment to the Company's Certificate of Incorporation to create and authorize 15,000,000 shares of Preferred Stock:

     [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

4. In their discretion, to vote upon such other business as may properly come before the meeting and all adjournments thereof.


This Proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.


                                              PLEASE MARK, SIGN, DATE AND
                                              RETURN THE PROXY CARD PROMPTLY
                                              USING THE ENCLOSED ENVELOPE.


                                              ---------------------------------

Signature

                                              ---------------------------------

Signature if held jointly

                                              Dated __________________, 1998



Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.